Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-267145 on Form S-8 of The Bancorp, Inc. of our report dated June 29, 2026 appearing in this Annual Report on Form 11-K of The Bancorp, Inc. 401(k) Plan for the year ended December 31, 2025.

/s/ Crowe LLP

New York, New York

June 29, 2026